UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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KESTREL GROUP LTD
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2026
Dear Shareholder:
You are cordially invited to attend the 2026 Annual General Meeting of Shareholders (the “Annual General Meeting” or the “Meeting”) of Kestrel Group Ltd (the “Company”), which will be held on Wednesday, June 10, 2026, commencing at 3:00 p.m. (Atlantic Daylight Time), at the Hamilton Princess & Beach Club, 76 Pitts Bay Road, Hamilton HM 08, Bermuda, for holders of common shares, par value $0.01 ("Common Shares").

The purposes of this year's Meeting are:
1.The election of the seven directors of the Company named in the accompanying Proxy Statement to serve until the 2027 Annual General Meeting of Shareholders;
2.To vote on a non-binding advisory resolution to approve the compensation of certain of our executive officers disclosed in this Proxy Statement;
3.To vote on a non-binding advisory proposal to determine the frequency (whether annual, biennial or triennial) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation; and
4.The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2026 fiscal year.

Our Board of Directors unanimously recommends that you vote “FOR” the nominees in Proposal 1, “FOR” Proposals 2 and 4, and “ONE YEAR” in Proposal 3.
Holders of record of Common Shares at the close of business on April 15, 2026, the date fixed by our Board of Directors as the record date for the Meeting, are entitled to notice of and to vote on any matters that properly come before the Annual General Meeting and on any adjournment or postponement thereof. In order to avoid additional soliciting expense to us, please vote your proxy as soon as possible, even if you plan to attend the meeting. Shareholders of record can vote by one of the following methods:
1.To vote by telephone; call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touchtone telephone and follow the instructions. Have your proxy card available when you call;
2. To vote over the Internet; access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page; or
3. If you received a paper copy of your proxy materials, please MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.
On behalf of the officers, directors and employees of the Company, I would like to express our appreciation for your continued support.

By Order of the Board of Directors,

/s/ Bradford Luke Ledbetter
Bradford Luke Ledbetter Chief Executive Officer
Hamilton, Bermuda
April 24, 2026

YOU ARE URGED TO VOTE PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.
Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting to be Held on June 10, 2026:
The Proxy Statement and Annual Report to security holders are available at

https://kestrelgroup.com/agm-materials

PROXY STATEMENT
General Information
This Proxy Statement and the accompanying form of proxy are furnished to you and other shareholders of Kestrel Group Ltd (“Kestrel Group,” “Company,” “our,” “us,” or “we”) on behalf of our board of directors (the “Board” or the “Board of Directors”) for use at the Annual General Meeting to be held at the Hamilton Princess & Beach Club, 76 Pitts Bay Road, Hamilton HM 08, Bermuda, on Wednesday, June 10, 2026, at 3:00 p.m. (Atlantic Daylight Time) and any adjournment or postponement thereof. All shareholders are entitled and encouraged to attend the Annual General Meeting in person.
All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, telephone, fax or internet, but directors, officers and certain other individuals authorized by us may personally solicit proxies. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.
This Proxy Statement, together with the accompanying proxy card, was first mailed to shareholders entitled to vote at the Annual General Meeting on or about April 24, 2026.
Matters to Be Voted Upon
As of April 15, 2026, the only business we expect to be presented at the Annual General Meeting is:
1.The election of the seven directors of the Company named in the accompanying Proxy Statement to serve until the 2027 Annual General Meeting of Shareholders;
2.To vote on a non-binding advisory resolution to approve the compensation of certain of our executive officers disclosed in this Proxy Statement;
3.To vote on a non-binding advisory proposal to determine the frequency (whether annual, biennial or triennial) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation; and
4.The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2026 fiscal year.
Record Date
The Board has fixed the close of business on April 15, 2026 as the record date for determining the holders of Common Shares entitled to notice of and to vote on the applicable matters to be voted upon by such holders of Common Shares for the Annual General Meeting. Internet and telephonic voting closes at 11:59 p.m. (Eastern Daylight Time) on June 9, 2026.
Outstanding Voting Securities
As of the record date, there were 9,182,352 outstanding Common Shares entitled to one vote per share on the four items referenced above. There are also an additional 2,237,534 Common Shares owned by Maiden Reinsurance Ltd., a wholly-owned subsidiary of the Company, which are held as Treasury shares and are entitled to vote on the four items referenced above. Maiden Reinsurance Ltd. intends to vote its Company Common Shares as recommended by the Kestrel Group Board of Directors.
Voting
Only holders of record of Common Shares at the close of business on April 15, 2026 are entitled to vote at the Annual General Meeting or at any adjournment or postponement of the Meeting. Each Common Share that you own entitles you to one vote on the matters which are to be voted upon by holders of Common Shares.
If I am a shareholder of record, how do I vote?
Shareholders of record may vote at the meeting or by proxy. Proxies may be submitted at the meeting, over the Internet, by telephone or by mail.
•Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touchtone telephone and follow the instructions. Have your proxy card available when you call;
•To vote over the Internet; access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page; or
•If you received a paper copy of your proxy materials, please MARK, SIGN, DATE AND RETURN your proxy card in the postage-paid envelope. If you are voting by telephone or the Internet, have the control number from your proxy card ready, and please do not mail your proxy card.
Proxies submitted over the Internet or by telephone must be received by 11:59 PM Eastern Time, on Tuesday, June 9, 2026. Submitting a proxy authorizes the persons appointed as proxies to vote your shares at the Annual Meeting in the manner that you have indicated. The persons named in the form of proxy (Patrick Haveron and Elise Clarke) have advised that they will vote all shares represented by proxy unless authority to so vote is withheld by the shareholder granting the proxy.

If I am a beneficial owner of Common Shares held in street name, how do I vote?
If you are the beneficial owner of Common Shares held in street name, you will receive instructions from your bank or broker that must be followed for such bank or broker to vote your shares per your instructions. Your bank or broker will not have discretion to vote uninstructed shares on Proposals 1, 2 and 3. Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote on Proposals 1, 2 and 3, no votes will be cast on your behalf with respect to such matter (a “broker non-vote”). Your bank or broker will, however, have discretion to vote uninstructed shares on the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year. Please ensure that you complete the voting instruction card sent by your bank or broker.
May I change my vote?
A proxy may be revoked by a shareholder at any time before it is voted by giving notice of the revocation in writing to the Company’s Corporate Secretary, Kestrel Group Ltd, 11 Bermudiana Road, Suite 1141, Hamilton HM 08, Bermuda, by attending the meeting or by submitting another valid proxy by mail, telephone or over the internet that is later dated, and if mailed, is properly signed. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.
What constitutes a quorum of Common Shares?
Two or more persons present by proxy in excess of 50% of the total issued voting Common Shares of the Company will constitute a quorum for the transaction of business at the Annual General Meeting. Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual General Meeting for the purpose of determining the presence of a quorum.
What if a quorum of Common Shares is not represented at the Annual General Meeting?
If within 30 minutes from the time appointed for the Meeting a quorum of Common Shares is not present, the Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine. Unless the Meeting is adjourned to a specific date, place and time announced at the Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned Meeting shall be given to each shareholder entitled to attend and vote thereat.
How many votes are required to approve a proposal?
Under our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast “For” or “Against” the proposal by the holders of Common Shares of the Company for matters to be voted upon by holders of record of Common Shares.
How will my shares be voted and how are votes counted?
All Common Shares represented by properly executed proxies received pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy:
Election of directors
In voting by proxy with regard to the election of directors, shareholders may vote in favor of each nominee or withhold their votes as to each nominee. Should any nominee become unable to accept nomination or election, the proxy holders named in the proxy card will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. Abstentions and broker non-votes will have no effect on the election of directors.
Advisory Vote on Executive Compensation
The number of affirmative votes validly cast in favor of the proposal to approve the compensation of our named executive officers must exceed the number of votes cast against the proposal in order to approve, on an advisory basis, the proposal, although such vote will not be binding on us. Abstentions and broker non-votes will have no effect on this proposal.
Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation
You may vote to approve, on an advisory basis, the frequency of the advisory vote on the compensation of our named executive officers every one, two or three years, or you may abstain from voting. The frequency of holding the advisory vote on the compensation of our named executive officers will be decided by a plurality of the votes validly cast, although such vote will not be binding on us. Abstentions and broker non-votes will have no effect on this proposal.
Ratification of Auditors
With regard to the ratification of the appointment of the independent auditors, shareholders may vote in favor of the proposal, may vote against the proposal or may abstain from voting.
How Proxies are Voted
If your proxy does not indicate your vote, the persons named in the proxy will vote your shares:
1.“FOR” the election of the seven directors of Kestrel Group to serve until the 2027 Annual General Meeting of Shareholders;
2."FOR" the approval, on an advisory basis, of the compensation of certain of our executive officers;
3.“ONE YEAR” in a non-binding advisory vote to determine the frequency (whether annual, biennial or triennial) of an advisory vote on executive compensation; and

4.“FOR” the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.
In connection with any other business that may properly come before the Annual General Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted for you in the discretion of the proxy holders named in the proxy card.
A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to our Corporate Secretary by submitting a proxy bearing a later date. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.
May I see a list of shareholders entitled to vote as of the record date?
A list of registered common shareholders as of the close of business on April 15, 2026 will be available for examination by any common shareholder during normal business hours through June 9, 2026, at the principal executive offices of the Company, at 11 Bermudiana Road, Suite 1141, Hamilton HM 08, Bermuda.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Shares by each person or group known by us to own more than 5% of our Common Shares. The percentages of beneficial ownership in the table below are based on 9,182,352 Common Shares issued and outstanding as of April 15, 2026 (which includes 655,643 restricted shares and excludes 2,237,534 Common Shares held by Maiden Reinsurance Ltd.).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Terry Ledbetter 300 300 Camp Craft Road, Suite 550 Austin, TX 78746	1,038,921	(1)	11.3%
Bradford Luke Ledbetter 300 Camp Craft Road, Suite 550 Austin, TX 78746	1,038,921	(2)	11.3%
AmTrust Financial Services, Inc. 59 Maiden Lane, New York, NY 10038	776,040	(3)	8.5%
Maiden Reinsurance Ltd. 159 Bank Street, 4th Floor, Burlington, VT 05401	2,237,534	(4)	24.4%
Talkot Capital, LLC 30 Liberty Ship Way, Suite 3110, Sausalito, CA 94965	789,472	(5)	8.6%

1.Based on Amendment No. 1 to Schedule 13D jointly filed with the SEC on March 20, 2026, by Terry Lee Ledbetter, Reta Laurie Ledbetter, and the Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust. Terry Lee Ledbetter beneficially owns Common Shares directly and, together with Reta Laurie Ledbetter, through his or her role as co-trustee of Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust. The address for the Reporting Persons is 300 Camp Craft Road, Suite 550 Austin, TX 78746.

2.Based on Amendment No. 1 to Schedule 13D jointly filed with the SEC on March 20, 2026, by Bradford Luke Ledbetter, the Bradford Luke Ledbetter 2006 Grantor Trust No. 2 and Shari Ann Ledbetter Irrevocable 2019 Trust. Bradford Luke Ledbetter beneficially owns common shares directly and through his role as trustee of each of the Bradford Luke Ledbetter 2006 Grantor Trust No. 2 and the Shari Ann Ledbetter Irrevocable 2019 Trust. The address for the Reporting Persons is 300 Camp Craft Road, Suite 550 Austin, TX 78746.

3.Based on Schedule 13D jointly filed with the SEC on May 30, 2025, by each of the following persons pursuant to Rule 13d-1(k) promulgated by the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended: AmTrust Financial Services, Inc. ("AmTrust"), Mr. Barry D. Zyskind, Mr. George Karfunkel and Ms. Leah Karfunkel. The individual reporting persons may be deemed to share beneficial ownership of such shares by virtue of their positions or interests in AmTrust. Each such individual disclaims beneficial ownership of the shares held by AmTrust except to the extent of any pecuniary interest therein. The address of each Reporting Person is c/o AmTrust Financial Services, Inc., 59 Maiden Lane, 43rd Floor, New York, NY 10038.

4.Maiden Reinsurance Ltd.is a wholly-owned subsidiary of the Company, these shares are held as Treasury shares and are not counted in the issued and outstanding shares.

5.Based on Schedule 13G filed with the SEC on February 12, 2026. Talkot Capital, LLC, as investment adviser, filed on behalf of these other Reporting Persons: Talkot Fund, L.P., Talkot Capital, LLC, Thomas B. Akin, James H. Akin Trust, Karen Hochster Akin, Blair Spencer Akin, Willa Reyes and Akin Family Foundation. The principal business office for Talkot Capital, LLC is 30 Liberty Ship Way, Suite 3110, Sausalito, CA 94965.

SECURITY OWNERSHIP OF MANAGEMENT
Set forth below is information concerning the beneficial ownership of our Common Shares by each director, by our executive officers named in the Summary Compensation Table below and by all our directors and executive officers as a group as of April 15, 2026. For purposes of the table below, the amounts and percentage of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has shares with “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.
The percentages of beneficial ownership in the table below are based on 9,182,352 Common Shares issued and outstanding as of April 15, 2026 (which includes 655,643 restricted shares and excludes 2,237,534 Common Shares held by Maiden Reinsurance Ltd.), together with options to purchase Common Shares outstanding which are fully vested at April 15, 2026.

Name of Beneficial Owner**	Amount & Nature of Beneficial Ownership		Percent of Class(1)
Terry Ledbetter	1,038,921	(2)	11.3%
Luke Ledbetter	1,038,921	(3)	11.3%
Patrick Haveron	270,214	(4)	2.9%
Joseph Brecher	7,837	(5)	*
Erik Cohen	2,337	(6)	*
Michael Hotchkiss	2,337	(7)	*
Steven Nigro	16,637	(8)	*
Jeffrey Weissmann	2,337	(9)	*
All executive officers and directors as a group (8 persons)	2,379,541		25.9%
*    Less than one percent.
**    The address of each beneficial owner listed in the table is c/o Kestrel Group Ltd, 11 Bermudiana Road, Suite 1141, Hamilton HM 08, Bermuda.

(1)Based on 9,182,352 Common Shares outstanding at April 15, 2026 and shares owned by the beneficial owner includes shares that the beneficial owner has the right to acquire within 60 days of April 15, 2026 upon exercise of share options.
(2)The amount shown above includes 113,390 unvested restricted shares that were issued to Mr. Terry Lee Ledbetter on March 18, 2026 in two separate awards: (1) 48,596 restricted Common Shares that vest in substantially equal installments on the first three anniversaries of the date of grant and (2) 97,192 restricted Common Shares that vest in substantially equal installments with the first installment vested on the date of grant and the remaining installments vesting on the first two anniversaries of the date of grant. On March 18, 2026, in connection with the vesting of 32,398 restricted Common Shares, 12,749 Common Shares were withheld by the Issuer to satisfy tax withholding obligations due upon settlement of such restricted Common Shares.
(3)The amount shown above includes 113,390 unvested restricted shares that were issued to Mr. Bradford Luke Ledbetter on March 18, 2026 in two separate awards: (1) 48,596 restricted Common Shares that vest in substantially equal installments on the first three anniversaries of the date of grant and (2) 97,192 restricted Common Shares that vest in substantially equal installments with the first installment vested on the date of grant and the remaining installments vesting on the first two anniversaries of the date of grant. On March 18, 2026, in connection with the vesting of 32,398 restricted Common Shares, 12,749 Common Shares were withheld by the Issuer to satisfy tax withholding obligations due upon settlement of such restricted Common Shares.
(4)The amount shown above includes 113,390 unvested restricted shares that were issued to Mr. Haveron on March 18, 2026 in two separate awards: (1) 48,596 restricted Common Shares that vest in substantially equal installments on the first three anniversaries of the date of grant and (2) 97,192 restricted Common Shares that vest in substantially equal installments with the first installment vested on the date of grant and the remaining installments vesting on the first two anniversaries of the date of grant. On March 18, 2026, in connection with the vesting of 32,398 restricted Common Shares, 12,749 Common Shares were withheld by the Issuer to satisfy tax withholding obligations due upon settlement of such restricted Common Shares.
(5)The amount shown above includes 2,337 restricted shares that were issued on September 5, 2025 under the 2025 Equity Incentive Plan (the "Kestrel Group Plan") that will fully vest on September 5, 2026, which Mr. Brecher has the ability to vote, but is restricted from transferring until the vesting date.
(6)The amount shown above includes 2,337 restricted shares that were issued on September 5, 2025 under the Kestrel Group Plan that will fully vest on September 5, 2026, all of which Mr. Cohen has the ability to vote, but is restricted from transferring until the vesting date.
(7)The amount shown above includes 2,337 restricted shares that were issued on September 5, 2025 under the Kestrel Group Plan that will fully vest on September 5, 2026, which Mr. Hotchkiss has the ability to vote, but is restricted from transferring until the vesting date.
(8)The amount shown above includes vested options to acquire 300 Common Shares granted to Mr. Nigro on June 1, 2016.In connection with the Combination (as described in Information about the Director Nominees below), each Maiden option that was outstanding immediately prior to the closing of the Combination was automatically converted into an option to purchase a number of Kestrel Group common shares equal to one-twentieth of the Maiden shares subject to the Maiden option (rounded down to the nearest whole share), with an exercise price determined by dividing the exercise price of such Maiden option by 0.05 (rounded up to the nearest whole cent). The Kestrel Group option as converted otherwise has substantially the same terms and conditions, including vesting schedule, as applied to such Maiden option immediately prior to the closing of the Combination. The amount shown above also includes 2,337 restricted shares that were issued on September 5, 2025 under the Kestrel Group Plan that will fully vest on September 5, 2026, which Mr. Nigro has the ability to vote, but is restricted from transferring until the vesting date
(9)The amount shown above includes 2,337 restricted shares that were issued on September 5, 2025 under the Kestrel Group Plan that will fully vest on September 5, 2026, all of which Mr. Weissmann has the ability to vote, but is restricted from transferring until the vesting date.

PROPOSAL 1:

ELECTION OF DIRECTORS
Our Board of Directors currently consists of seven directors; these seven directors will be elected at the Annual General Meeting, each to serve until the 2027 Annual General Meeting of Shareholders and until the election or appointment and qualification of his successor, or until his earlier death, resignation or removal.
Upon unanimous recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated as directors: Mr. Luke Ledbetter, Chief Executive Officer of Kestrel, and Mr. Terry Ledbetter, Executive Chairman of Kestrel, and Messrs. Joseph Brecher, Erik Cohen, Michael Hotchkiss, Steven Nigro and Jeffrey Weissmann for election at the Annual General Meeting. Proxies for holders of Common Shares cannot be voted for more than seven director nominees.
Information about the Director Nominees
On May 27, 2025, Kestrel Group LLC (“Kestrel LLC”) and Maiden Holdings, Ltd. (“Maiden”) completed their previously announced combination agreement (the "Combination"), forming a new, publicly listed specialty program company operating under the name Kestrel Group Ltd. In accordance with the terms of the Combination, each of the following was designated and appointed to the Board on May 27, 2025: Bradford Luke Ledbetter, Terry Ledbetter, Joseph Brecher, Erik Cohen, Michael Hotchkiss, Steven Nigro and Jeffrey Weissmann.
Pursuant to the Registration and Investor Rights Agreement by and between the Company and Kestrel Intermediate Ledbetter Holdings, LLC (“KILH”), dated May 27, 2025 and the Company’s bye-laws, KILH has the right to nominate (i) two non-independent directors to the Board for so long as it and its affiliates own at least 25% of the shares of the Company issued to them at the closing of the Combination, and (ii) two independent directors to the Board for so long as it and its affiliates own at least 5% of the shares of the Company and at least 25% of the shares of the Company issued to them at the closing of the Combination. The two KILH non-independent director nominees are Messrs. Terry Ledbetter and Luke Ledbetter and the two KILH independent director nominees are Messrs. Cohen and Hotchkiss.
Pursuant to the Registration and Investor Rights Agreement by and between the Company and AmTrust, dated May 27, 2025, and the Company’s bye-laws, AmTrust has the right to nominate (i) one non-independent director to the Board for so long as it and its affiliates own at least 25% of the shares of the Company issued to them at the closing of the Combination, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of the Company and at least 25% of the shares of the Company issued to them at the closing of the Combination. The AmTrust non-independent director nominee is Joseph Brecher and the two AmTrust independent director nominees are Messrs. Nigro and Weissmann.
For more information regarding the nomination process, see Corporate Governance, Nominating and Governance Committee below.
Each of the seven director nominees is standing for re-election to the Board of Directors. Unless you otherwise indicate, proxies that we receive will be voted in favor of the election of the director nominees. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but if any nominee becomes unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee in accordance with the nomination rights outlined above.
Biographical Information for each of the Company’s directors is set forth below:
Terry Ledbetter, age 73, has served as Executive Chairman and a Director of the Company since May 27, 2025. He also has served as Executive Chairman of Kestrel LLC since its founding in August 2022. Mr. Ledbetter co-founded State National Companies in 1973 and served as Chairman, President and Chief Executive Officer until his retirement at the end of 2019. Mr. Ledbetter pioneered the dedicated fronting business model in the property and casualty industry and guided State National through its IPO in 2014 and sale to Markel Corporation in 2017. Mr. Ledbetter has deep relationships with some of the most respected carriers, reinsurers, MGAs, wholesale brokers, regulators, ratings agencies and capital providers in the world. He received his B.B.A. from Southern Methodist University. Mr. Ledbetter was selected to serve on the Board because of his experience in the property and casualty insurance industry; his knowledge of the legal and regulatory matters affecting company operations; and his long-time executive experience with Kestrel LLC.
Bradford Luke Ledbetter, age 45, has served as Chief Executive Officer and a Director of the Company since May 27, 2025. He has also served as President and Chief Executive Officer and a director of Kestrel LLC since its founding in August 2022. Mr. Ledbetter previously served as Chief Underwriting Officer and Head of Business Development with State National Companies from June 2011 through June 2018 and continued to provide consulting services to State National until January 2022. During Mr. Ledbetter’s engagement with State National, gross written premium grew to more than $2.5 billion annually. He has deep relationships across the entire property and casualty value chain. Prior to joining State National Companies, Mr. Ledbetter practiced law with Baker Botts L.L.P. Mr. Ledbetter holds law degrees from Cambridge University and the University of Texas School of Law in addition to a B.A. from University of Texas at Austin. Luke Ledbetter is Terry Ledbetter’s son. Mr. Ledbetter was selected to serve on the Board because of his service at Kestrel LLC as well as his experience in the property and casualty industry making him a valuable asset to management and the Board.
Joseph Brecher, age 37, has served as a Director of the Company since May 27, 2025. He previously served as a director of Kestrel LLC from its founding in August 2022 until May 27, 2025. Mr. Brecher currently serves as Executive Vice President of ANV Group, a global MGA platform, a position he has held since December 2025. Prior to his role at ANV, Mr. Brecher worked at AmTrust from June 2015 until December 2025 where he was most recently Head of Alternative Investments, responsible for managing a diverse investment portfolio. Mr. Brecher has previously held other senior positions at AmTrust, including co-head of Strategic Development and M&A and Assistant Vice President of Financial Planning and Analysis. Mr. Brecher holds an M.B.A. in Finance and Accounting from NYU Stern School of Business. As a result of these professional and other experiences, Mr. Brecher was selected to serve on the Board because he possesses particular knowledge and experience in a variety of areas including corporate finance, investment management and financial planning that strengthens the Company's collective knowledge, capabilities and experience.
Erik Cohen, age 47, has served as a Director of the Company since May 27, 2025, and he currently serves as Chair of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. He has over 20 years of investment advisory experience. Mr. Cohen is the Co-Founder of Outrunner Capital, an Austin, Texas based investment firm, offering a multi-family office that provides investment management, strategic advice and family office services to a select group of families. He is a General Partner of Outrunner Capital’s private equity business, and he serves on the Limited Partner Advisory Committee for Cordillera Investment Partners Fund III. Prior to co-founding Outrunner, Mr. Cohen served as Partner and Portfolio Manager at Brown Advisory from July 2016 until May 2024, where he opened the Austin office. He also served as Partner and Portfolio Manager at Oxbow Advisors and as Vice President of Investment Management at NYC based investment firm, BBR Partners. Mr. Cohen earned his M.B.A. from The Zicklin School of Business and his B.B.A. from The George Washington University. He has also been involved in several philanthropic causes over the years including Dell Children’s Trust, as a board member of ADL Austin, and as a cabinet member and Investment Committee member of the Jewish Foundation of Austin and Central Texas. Mr. Cohen was selected to serve on the Board because of his extensive experience in corporate governance and investment management.
Michael Hotchkiss, age 51, has served as a Director of the Company since May 27, 2025, and he currently serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee. He currently serves as Chief Executive Officer of Hotchkiss Insurance, a retail insurance brokerage with five offices across Texas. He has served as Chief Executive Officer since January 2015, leading the firm while also serving select clients, giving him direct insight into the insurance marketplace and specific client needs. Hotchkiss Insurance is an organic growth firm and was recently recognized in the Business Insurance Top 100 US insurance brokers in 2024 and also just received the 2024 MAX Performer Regional Winner — Southwest from MarshBerry. This achievement is awarded to the member firm with the highest financial and operational metrics within the MarshBerry firm group. Prior to joining Hotchkiss Insurance in 1999, Mr. Hotchkiss earned his B.B.A. in accounting at Texas A&M University and joined PricewaterhouseCoopers in the financial service audit assurance practice, with a focus auditing insurance and banking clients. Mr. Hotchkiss holds several professional designations including Certified Public Accountant (CPA), Certified Insurance Counselor (CIC), and Certified Risk Manager (CRM) designations. He is currently a board member of Columbia Insurance Group, a mutual insurance company based in Columbia, Missouri and operating across the south and mid-western U.S., serving on the Audit and Compensation committees. Past board experience includes the Independent Insurance Agents of Texas, Independent Insurance Agents of Houston and school board service at Covenant Academy. Mr. Hotchkiss was selected to serve on the Board because of his financial background, insurance executive leadership and board member experience.
Steven Nigro, age 66, has served as a Director of the Company since May 27, 2025, and he currently serves as Chair of the Audit Committee and as a member of the Compensation Committee. He previously served as a member of Maiden’s board from July 2007 through May 2025, Lead Independent Director from November 2016 through May 2025, Vice Chairman from August 2018 through May 2025, and served as Chair of Maiden’s Audit Committee and as a member of Maiden’s Compensation Committee. Mr. Nigro has over 35 years of experience in financial services and specializes in mergers and acquisitions and capital raising for the insurance industry. In September 2012, Mr. Nigro became the Managing Partner of TAG Financial Institutions Group, LLC, an investment and merchant bank focusing on the financial services industry with specific concentration in the insurance industry. Since October 2020, Mr. Nigro has served on the board of directors of PrimeOne Insurance Company, a specialty commercial lines carrier. From 2011 to 2012, he was the Managing Director and Head of the Financial Services practice at Allegiance Capital Corporation. In 2005, Mr. Nigro co-founded Pfife Hudson Group, an investment bank specializing in the insurance industry and previously served as a Managing Director at Rhodes Financial Group, LLC and Hales & Company, both financial advisory firms catering exclusively to the insurance industry. From 1994 to 1998, he was Chief Financial Officer and Treasurer and a Director of Tower Group, Inc., an insurance holding company where he was responsible for financial and regulatory management, strategic planning and corporate finance. Mr. Nigro served as a director of Clear Blue Financial Holdings, LLC from October 2015 through September 2016. Mr. Nigro began his career with Arthur Young and Co. and is a Certified Public Accountant in New York. Mr. Nigro graduated from the University at Albany with a major in Accounting and minor in Economics. In July 2022, Mr. Nigro was awarded The Corporate Director Certificate from Harvard Business School, having completed qualifying programs in the areas of board leadership, oversight of financial reporting and internal control, and executive compensation. Mr. Nigro was selected to serve on the Board because of his years of experience in the insurance industry and as a director on company boards.
Jeffrey Weissmann, age 48, has served as a Director of the Company since May 27, 2025 and he currently serves as a member of the Nominating and Corporate Governance Committee. He is a corporate attorney in private practice. Mr. Weissmann served as general counsel and secretary of National General Holdings Corp., a personal lines insurer from 2011 until its acquisition by Allstate in 2021. He also served as an officer and director of many of National General’s insurance subsidiaries. Prior to joining National General, from 2003 to 2011, Mr. Weissmann practiced law at Cadwalader, Wickersham & Taft, LLP in the securities, mergers and acquisitions and corporate governance areas. Mr. Weissmann holds a J.D. from New York University School of Law in addition to a B.A. in Economics from Queens College, City University of New York. Mr. Weissmann was selected to serve on the Board because he possesses particular knowledge and experience in a variety of areas including corporate governance and strategic planning that strengthens the Board’s collective knowledge, capabilities, and experience.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES ABOVE.

CORPORATE GOVERNANCE
Board Independence
Messrs. Cohen, Hotchkiss, Nigro and Weissmann are “independent directors” under the rules of the NASDAQ Capital Market ("NASDAQ") and the New York Stock Exchange ("NYSE"). The NASDAQ and the NYSE rules require that a majority of the Board of Directors be independent, and we are in compliance with these requirements. The independent directors held separate executive sessions without senior management on at least three occasions in 2025, and neither the executive chairman, chief executive officer, president nor any member of management, at any level, attended any of the executive sessions of the independent directors.
Board Meetings and Committees; Attendance at Annual General Meeting
The Board of Directors held three meetings in 2025. Each director attended at least 75% of the aggregate of the total number of meetings held in 2025 of the Board and any committee on which he served. All directors are expected to make every effort to attend the Annual General Meeting.
Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors within the meaning of the rules of the NASDAQ and the NYSE. On May 27, 2025, the Board of Directors unanimously appointed Mr. Nigro as the chair of the Audit Committee, Mr. Cohen as the chair of the Compensation Committee, and Mr. Hotchkiss as the chair of the Nominating and Corporate Governance Committee.
Audit Committee
We have a separately designated standing Audit Committee. The Audit Committee assists our Board of Directors in monitoring the integrity of our financial statements, the independent auditor's qualifications and independence, performance of our independent auditors and our internal audit function, the establishment and maintenance of proper internal accounting controls and procedures, the treatment of employees' concerns regarding accounting and auditing matters as reported to our whistleblower hotline, and our compliance with legal and regulatory requirements. The Audit Committee's responsibilities also include appointing (subject to common shareholder ratification), reviewing, determining funding for and overseeing our independent auditors and their services. Further, the Audit Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:
◦review and approve all related party transactions, as well as any subsequent modifications thereto, for actual or potential conflict of interest situations on an ongoing basis;
◦review and discuss with appropriate members of our management and the independent auditors our audited financial statements, related accounting and auditing principles, practices and disclosures;
◦review and discuss our audited annual and unaudited quarterly financial statements prior to the filing of such statements;
◦establish procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding our financial statements or accounting policies;
◦review reports from the independent auditors on all critical accounting policies and practices to be used for our financial statements and discuss with the independent auditor the critical accounting policies and practices used in the financial statements;
◦assist the Enterprise Risk Management Committee in its responsibility for oversight of risk management, including cybersecurity;
◦obtain reports from our management and internal auditors that we and our subsidiaries are in compliance with the applicable legal requirements and our Code of Business Conduct and Ethics, and advise our Board of Directors about these matters; and
◦monitor the adequacy of our operating and internal controls as reported by management and the independent or internal auditors.
We have adopted a policy that requires that all related party transactions be approved by our Audit Committee. At each quarterly meeting, each member of the Board is requested to disclose if any related party relationship may have commenced, ceased or changed since the prior meeting. In response to an annual questionnaire, we require directors, director nominees and executive officers to submit a description of any current or proposed related party transaction and provides updates at least quarterly during the year. In addition, we will provide the Audit Committee any similar available information with respect to any known transactions with beneficial owners of 5% or more of our voting securities. If management becomes aware of any potential transactions, management presents such transactions for approval by the Audit Committee. In the event management becomes aware of any transaction that was not approved under the policy, management will present the transaction to the Audit Committee for its action as soon as reasonably practicable, which may include termination, amendment or ratification of the transaction. The Audit Committee will approve only those transactions that are in, or are not inconsistent with, the best interests of the Company and our shareholders, as is determined in good faith in accordance with its business judgment.

Mr. Nigro is the chair of our Audit Committee and the other members are Mr. Cohen and Mr. Hotchkiss. All the members of the Audit Committee are financially literate as well as independent both under SEC rules and as that term is defined in the listing standards of each of the NASDAQ and the NYSE. The Board of Directors has determined that Messrs. Hotchkiss and Nigro are “audit committee financial experts.”
The Audit Committee charter is currently available on our website at www.kestrelgroup.com. Information on our website is not incorporated by reference into this proxy statement and does not otherwise form a part of this proxy statement.
During 2025, the Audit Committee met ten times.

REPORT OF THE AUDIT COMMITTEE

For the year ended December 31, 2025, the Company’s financial statements were audited by Ernst & Young LLP (the "Former Auditor”). Additional information regarding the change in independent auditors is located in Proposal 4. The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and the Former Auditor for the year ended December 31, 2025. The Audit Committee discussed with the Former Auditor the matters required to be discussed by the Statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee received the written disclosures and the letter from the Former Auditor required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3526 regarding the Former Auditor's communications with the Audit Committee concerning independence. The Audit Committee discussed with the Former Auditor their independence. The Former Auditor and the Company's internal auditors had full access to the Audit Committee, including meetings without management present as needed.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026.
Steven Nigro, Chair
Erik Cohen
Michael Hotchkiss

Compensation Committee
The Compensation Committee’s responsibilities include, among other responsibilities:
◦reviewing and approving corporate and individual goals and objectives relevant to the compensation of our Executive Chairman, Chief Executive Officer, and President and Chief Financial Officer;
◦evaluating the performance of our Executive Chairman, Chief Executive Officer, and President and Chief Financial Officer, in light of such corporate and individual goals and objectives and, based on that evaluation, together with the other independent directors if directed by the Board of Directors, determining the base salary and bonus of the Executive Chairman, Chief Executive Officer, and President and Chief Financial Officer, and reviewing the same on an ongoing basis;
◦reviewing all related party transactions involving compensatory matters;
◦establishing and administering equity-based compensation under the Kestrel Group Ltd 2025 Equity Incentive Plan (“Kestrel Group Plan”) and any other incentive plans and approving all grants made pursuant to such plans; and
◦making recommendations to our Board of Directors regarding non-employee director compensation and any equity-based compensation plans.
Mr. Cohen is the chair of our Compensation Committee and the other members of our Compensation Committee are Messrs. Hotchkiss and Nigro. All the members of the Compensation Committee are independent both under SEC rules and as that term is defined in the listing standards of the NASDAQ and the NYSE.
The Compensation Committee charter is currently available on our website at www.kestrelgroup.com. Information on our website is not incorporated by reference into this proxy statement and does not otherwise form a part of this proxy statement.
During 2025, the Compensation Committee met five times.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities with respect to assisting our Board of Directors include, among other responsibilities:
◦establishing the criteria for membership on our Board of Directors and certain subsidiaries;

◦reviewing periodically the structure, size and composition of our Board of Directors (and committees thereof) and making recommendations to the Board as to any necessary adjustments (subject to the director nominating rights provided to KILH or AmTrust, as applicable, pursuant to the Company’s bye-laws);
◦identifying individuals qualified to become directors for recommendation to our Board of Directors;
◦identifying and recommending for appointment to our Board of Directors (and committees thereof), directors qualified to fill vacancies on any committee of our Board of Directors (subject to the director nominating rights provided to KILH or AmTrust, as applicable, pursuant to the Company’s bye-laws with respect to the nomination of director nominees);
◦having sole authority to select, retain and terminate any consultant or search firm to identify director candidates and having sole authority to approve the consultant or search firm’s fees and other retention terms;
◦considering matters of corporate governance, developing and recommending to the Board a set of corporate governance principles and our Code of Business Conduct and Ethics, as well as recommending to the Board any modifications thereto, including environmental, social and governance (ESG) matters;
◦considering questions of actual or possible conflicts of interest, including related party transactions, of members of our Board of Directors and of senior executives of our Company;
◦to the extent deemed necessary or appropriate, developing and recommending to the Board an executive or management succession plan, as well as recommending to the Board any modifications thereto;
◦developing and recommending to our Board of Directors for its approval an annual Board and committee self-evaluation process to determine the effectiveness of their functioning; and
◦exercising oversight of the evaluation of the Board, its committees and management.
Mr. Hotchkiss is the chair of our Nominating and Corporate Governance Committee and the other members are Messrs. Cohen and Weissmann. All the members of the Nominating and Corporate Governance Committee are independent both under SEC rules and as that term is defined in the listing standards of the NASDAQ and the NYSE.
The Nominating and Corporate Governance Committee oversees the identification, evaluation, and recommendation of individuals for election or appointment to the Board of Directors. In carrying out these responsibilities, the Committee considers a variety of factors, including the Company’s strategic needs, director qualifications, independence requirements, and the rights of shareholders under applicable agreements.
A significant component of the nomination process involves honoring the director designation rights granted to certain shareholders pursuant to the Registration and Investor Rights Agreements dated May 27, 2025.

KILH Nomination Rights
Under the Registration and Investor Rights Agreement between the Company and KILH:
•Non‑Independent Directors:
KILH is entitled to nominate two non‑independent directors for so long as KILH and its affiliates collectively own at least 25% of the shares issued to them at the closing of the Combination.
The current KILH non‑independent nominees are Terry Ledbetter and Luke Ledbetter.
•Independent Directors:
KILH is entitled to nominate two independent directors for so long as KILH and its affiliates own at least 5% of the Company’s outstanding shares and at least 25% of the shares issued to them at the closing of the Combination.
The current KILH independent nominees are Mr. Cohen and Mr. Hotchkiss.
The Committee evaluates these nominees for compliance with applicable independence standards and overall Board composition requirements but does not have discretion to reject a properly designated nominee so long as the contractual ownership thresholds are met.
AmTrust Nomination Rights
Under the Registration and Investor Rights Agreement between the Company and AmTrust:
•Non‑Independent Directors:
AmTrust is entitled to nominate one non‑independent director for so long as AmTrust and its affiliates own at least 25% of the shares issued to them at the closing of the Combination.
The current AmTrust non‑independent nominee is Joseph Brecher.
•Independent Directors:
AmTrust is entitled to nominate two independent directors for so long as AmTrust and its affiliates own at least 5% of the Company’s outstanding shares and at least 25% of the shares issued to them at the closing of the Combination.
The current AmTrust independent nominees are Mr. Nigro and Mr. Weissmann.
As with KILH’s nominees, the Committee reviews AmTrust’s designees for independence and regulatory compliance but recognizes AmTrust’s contractual right to designate these individuals while the ownership thresholds remain satisfied.
Each candidate should be prepared to participate fully in Board of Directors activities, including attendance at, and active participation in, meetings of the Board of Directors.

Subject to the Registration and Investor Rights Agreements and related bye-laws of the Company, the Nominating and Corporate Governance Committee considers recommendations for director candidates submitted by shareholders. In order for an individual recommended by a shareholder to be eligible for election as a director and considered by the Nominating and Corporate Governance Committee for the Annual General Meeting, the Corporate Secretary must receive the shareholder’s recommendation pursuant to the requirements of our bye-laws and this Proxy.
A shareholder recommending an individual for election as a director must provide the Nominating and Corporate Governance Committee with the candidate's name, age, principal occupation or employment, background and relationship with the proposing shareholder, share ownership, a brief statement outlining the reasons the candidate would be an effective director and information relevant to the considerations described above as well as a statement regarding the individual’s willingness to serve as a director. Shareholders should send the required information to the Corporate Secretary, Kestrel Group Ltd, 11 Bermudiana Road, Suite 1141, Hamilton HM 08, Bermuda. The Nominating and Corporate Governance Committee may require further information. Such recommendations must be sent via registered, certified or express mail (or other means that allow the shareholder to determine when the recommendation was received by us). The Corporate Secretary will send any shareholder recommendations to the Nominating and Corporate Governance Committee for consideration at a future committee meeting. Subject to the Registration and Investor Rights Agreements and related bye-laws of the Company, individuals recommended by shareholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee charter is currently available on our website at www.kestrelgroup.com. Information on our website is not incorporated by reference into this proxy statement and does not otherwise form a part of this proxy statement.
During 2025, the Nominating and Corporate Governance Committee met one time.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
We have adopted corporate governance guidelines and a code of business conduct and ethics that apply to all of our directors, officers and employees. These documents will be made available in print, free of charge, to any shareholder requesting a copy in writing to the Corporate Secretary, Kestrel Group Ltd, 11 Bermudiana Road, Suite 1141, Hamilton HM 08, Bermuda. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our website at www.kestrelgroup.com. Information on our website is not incorporated by reference into this proxy statement and does not otherwise form part of this proxy statement.
Communications with the Board of Directors and Audit Committee
Shareholders and other interested parties may communicate with members of the Board of Directors (either individually or as a body) by addressing the correspondence to that individual or body to the Board of Directors, c/o Corporate Secretary, Kestrel Group Ltd, 11 Bermudiana Road, Suite 1141, Hamilton HM 08, Bermuda, or by calling (441) 298-4900.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires officers, directors and persons who own more than ten (10) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with both the SEC and the principal exchange upon which such securities are traded or quoted. Officers, directors and persons holding greater than ten (10) percent of the outstanding shares of a class of Section 12-registered equity securities (“Reporting Persons”) are also required to furnish copies of any such reports filed pursuant to Section 16(a) of the Exchange Act with the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that from May 27, 2025 to December 31, 2025 all Section 16(a) filing requirements applicable to its Reporting Persons were complied with in a timely manner.
Risk Management Oversight
The Board of Directors has the ultimate oversight responsibility for the risk management function of the Company. The Company has implemented an enterprise-wide approach to risk management and has established an Enterprise Risk Management Committee (the “ERMC”) which consists of members of the Company's senior management. The ERMC oversees the Company's framework for the identification, assessment, measurement, and reporting of and management of exposure to the Company's risk on an enterprise-wide basis. Our Audit Committee receives at least quarterly enterprise risk management overview from executive management, and detailed reports from our Chief Risk Officer, which includes updates on areas including insurance risk, operational/strategic risk, financial risk (including investment and liquidity risks), legal/compliance risk, and emerging risks.
The Audit Committee assists the ERMC in its responsibility for oversight of the integrity and effectiveness of our risk management framework. In particular, the Audit Committee focuses on major financial risk exposures and the steps management has taken to monitor and control such risks and discusses with our independent auditor the policies governing the process by which senior management and the various units of the Company assess and manage our financial risk exposures and various risks described above. For more information on our ERM framework and risk profile, refer to "Item. 1 Business - Risk Management" of our Annual Report on Form 10-K for the year ended December 31, 2025.
The Company has separated the positions of Chief Executive Officer and Executive Chairman of the Board. This separation enhances Board administration and communication, allows for consistent Board leadership and allows the Chief Executive Officer to focus on managing the Company.

Risks Related to Compensation Practices and Policies
Our Compensation Committee has reviewed our material compensation policies and practices applicable to our employees, including our named executive officers, and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our Compensation Committee assessed the Company's compensation and benefits programs to determine if the programs' provisions and operations create undesired or unintentional risk of a material nature. We do not have any programs where the ability of a participant may directly affect variability of payout. Rather, we support the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees.
Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our Company's ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

EXECUTIVE OFFICERS
The table below sets forth the names, ages and positions of our named executive officers as of the date of this Proxy Statement:

Name	Age	Position(s)
Terry Ledbetter	73	Executive Chairman
Luke Ledbetter	45	Chief Executive Officer
Patrick Haveron	64	President and Chief Financial Officer
Set forth below are descriptions of the backgrounds of each of our named executive officers except for Bradford Luke Ledbetter and Terry Ledbetter whose backgrounds are described above under "Board of Directors".
Patrick J. Haveron, 64, has served as the President and Chief Financial Officer of Kestrel Group Ltd since May 27, 2005. He previously served as a member of the Maiden Holdings board from December 2019 through May 2025 and served as Chief Executive Officer and Chief Financial Officer of Maiden Holdings from May 2023 through May 2025 after serving in a variety of leadership and executive roles at Maiden since 2009. Since December 2020, Mr. Haveron has served on the board of managers of USQRisk Holdings, LLC, an alternative risk transfer managing general agent. From 2004 to 2009, Mr. Haveron was President and Chief Executive Officer of Preserver Group, Inc., a publicly traded property and casualty insurer, after having served in a variety of financial and executive leadership roles since 1988. Mr. Haveron was also Senior Vice President and Chief Operating Officer of Tower Group, Inc., a publicly traded property and casualty insurer, from 2007 to 2009 after its acquisition of Preserver in 2007. Mr. Haveron holds a B.S. from the University of Scranton and presently serves on that institutions Board of Trustees. Mr. Haveron has previously served on the board of governors of the Property Casualty Insurers Association of America.

2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards	All Other Compensation(3)	Total
Terry Ledbetter Executive Chairman	2025	$389,015	$975,000	$—	$4,231	$1,368,246
Luke Ledbetter Chief Executive Officer	2025	$568,561	$950,000	$—	$7,780	$1,526,341
Patrick Haveron President & Chief Financial Officer	2025	$568,561	$950,000	$—	$13,431	$1,531,992

(1)	Reflects pro-rated salary from the date following the closing of the Combination on May 27, 2025 through December 31, 2025.
(2)	Amount shown reflects discretionary cash awards for Executive's performance during that year granted in the first quarter of the following year.
(3)
All other compensation amounts include the following provided during the period May 27, 2025 through December 31, 2025: (i) Mr. Terry Ledbetter, $4,231 for 401(k) matching contribution; (ii) Mr. Luke Ledbetter, $7,780 for business-related club membership fees; and (iii) Mr. Haveron, $13,431 for $7,803 executive life insurance premium, $2,355 tax equalization and Bermuda social insurance payments, and $3,273 supplemental allowance.

Long-Term Incentive Award Compensation
The Company did not grant equity awards to its named executive officers during fiscal 2025. As a newly public company, the Compensation Committee evaluated the appropriate timing and structure of long‑term incentive awards during the year and determined to make its initial post‑IPO equity grants in 2026 in connection with 2025 performance. The Compensation Committee’s policy and practice is to approve equity awards only during established open trading window periods, which further contributed to the timing of the 2026 grants. The Committee intends to utilize equity compensation as a key component of the Company’s executive compensation program going forward, with annual grants generally made in the first quarter following the completion of the fiscal year. As the Company continues to mature, the Committee expects to incorporate a balanced mix of long‑term incentive vehicles, including the use of performance‑based equity awards, to further align executive compensation with the Company’s long‑term financial and operational objectives.
Insider Trading Policy and Outside Investment Policy
The Company maintains a comprehensive Insider Trading Policy that applies to all directors, officers, employees, and consultants, as well as members of their immediate families and households. The policy is designed to promote compliance with federal securities laws and to prevent even the appearance of improper trading activity.
Under the policy, individuals who have access to material non‑public information (“MNPI”) are prohibited from:
•buying or selling Company securities while in possession of MNPI, or
•providing MNPI to others (“tipping”).
To help ensure compliance, the policy establishes quarterly blackout periods during which directors, executive officers, and certain designated employees may not trade in Company securities. Additional ad‑hoc blackout periods may be imposed when significant corporate developments are pending and have not been publicly disclosed.
Directors, executive officers, and other individuals with regular access to MNPI are also required to obtain pre‑clearance from the Company’s Compliance Officer before engaging in any transaction involving Company securities.
The Company conducts periodic training and distributes reminders to reinforce awareness of insider‑trading restrictions. Violations of the Insider Trading Policy may result in disciplinary action, including termination of employment, and may expose the individual to civil or criminal penalties under applicable law.
The Outside Investment Policy restricts Kestrel officers and directors, and their households, from investing in competitors. They must get written approval before investing, unless their total ownership in a competitor stays below 4.9%.
Hedging in Company Securities
The Company has not adopted a formal written policy regarding the ability of its employees (including officers) or directors, or their designees, to purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities held directly or indirectly by such individuals.
Although no formal policy is in place, the Company discourages employees and directors from entering into hedging or monetization transactions involving Company securities because such transactions may reduce or eliminate the alignment of their interests with those of shareholders. The Company does not, however, monitor or restrict such activity, and therefore cannot confirm whether any such transactions have occurred.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2025

The following table sets forth the option and share awards held by named executive officers as of December 31, 2025:

	Option Awards			Share Awards
Name	Number of Securities Underlying Outstanding Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Terry Ledbetter				—		$—	—	$—
				—		$—	—	$—
Luke Ledbetter		$—	0	—		$—	—	$—
				—		$—	—	$—
Patrick Haveron				17,086	(2)	$174,961	—	$—
				—		$—	—	$—
1.To calculate the value in this column, the closing price of the Company's stock on the NASDAQ on December 31, 2025 of $10.24 was used.
2.These restricted shares were granted to Mr. Haveron by Maiden on March 14, 2024, and vested on March 14, 2026. In connection with the Combination, each Maiden restricted share that was issued and outstanding immediately prior to the closing of the Combination was automatically converted into one-twentieth (0.05) of a common share of Kestrel Group that is unvested and/or subject to a risk of forfeiture, on the same terms and conditions (including vesting schedule) as applied to such Maiden restricted share immediately prior to the closing of the Combination. Prior to the Combination, Mr. Haveron received certain performance-based equity awards pursuant to the Maiden equity incentive plan. The Compensation Committee reviewed the terms of those Maiden equity awards and concluded that the awards were no longer capable of vesting or being earned, therefore Mr. Haveron’s Maiden equity awards were cancelled for no consideration.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Each of our named executive officers have entered into Amended and Restated Employment Agreements (the “Employment Agreement”) that contain an initial term through May 1, 2028. The Employment Agreement provides that in the event that the Company terminates the executive without “Cause,” or the executive resigns for “Good Reason” (as each term is defined in the Employment Agreement), the executive would be eligible to receive, subject to his execution of a general release in favor of the Company, severance compensation and benefits that include continuation of payment of base salary for the remainder of the term in which the termination occurs, and a pro-rata bonus for the calendar year in which the termination occurs. In the event of a termination of the executive’s employment due to his death or “Disability” (as defined in the Employment Agreement), the executive or his beneficiaries would receive continued base salary payments for a period of six months, and a pro-rata bonus for the calendar year in which the termination occurs. In the event that the Company determines not to renew the Employment Agreement for a new term, subject to the executive’s execution of a general release in favor of the Company, the executive will receive a cash payment equal to three months of base salary.
The equity awards granted to our named executive officers are subject to time‑based vesting designed to promote retention and long‑term alignment with shareholder interests. If an executive’s employment terminates before the third anniversary of the grant date and prior to a Change in Control, all unvested shares are forfeited, except in the case of death or permanent disability, or a termination not for Cause, in which case the executive (or the executive’s estate, as applicable) becomes fully vested in the award. In the event the Company undergoes a Change in Control before the third anniversary of the grant date, unvested shares vest in full immediately prior to the transaction if the acquirer does not assume the award. If the award is assumed, vesting continues on the original schedule; however, if the executive is terminated without Cause or resigns for Good Reason within 24 months following the Change in Control, all unvested shares vest in full. Terminations for Cause or resignations without Good Reason result in forfeiture of any unvested shares. Definitions of “Cause” and “Good Reason” are drawn from the executive’s employment or severance agreement, or, if none exists, from the Company’s equity incentive plan.

PAY VERSUS PERFORMANCE COMPARISON

The following table sets forth the additional compensation information, calculated in accordance with SEC regulations on pay for performance for our named executive officers as of December 31, 2025:

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Fiscal Year (1)	Summary Compensation Table Total for PEO Mr. Luke Ledbetter	Compensation Actually Paid to PEO Mr. Luke Ledbetter	Average Summary Compensation Table for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(2)	Net income (loss) (in thousands)
2025	$1,526,341	$1,526,341	$1,450,119	$1,450,119	$44.50	$46,725
1.Information for years prior to 2025 is not included because we were not a public reporting company until May 27, 2025. Mr. Luke Ledbetter has served as the Chief Executive Officer and Principal Executive Officer since May 27, 2025.
2.Pursuant to rules of the SEC, the illustration assumes $100 was invested on May 27, 2025 in our Common Shares. Historic common share price performance is not necessarily indicative of future common share price performance.

Less:	Plus:	Plus (less):
Relationship Between Pay and Performance
Because the Company became publicly traded during fiscal 2025, it has a limited period of market performance on which to assess the relationship between Compensation Actually Paid and the Company’s financial results. The Company did not grant any equity awards to the named executive officers during 2025, and the time‑based equity awards granted in early 2026 for 2025 performance are not reflected in Compensation Actually Paid for 2025. As a result, Compensation Actually Paid for 2025 primarily reflects base salary and annual cash compensation.

Although annual bonuses for 2025 were discretionary, the Compensation Committee considered the Company’s financial and operational results for the fiscal year, as well as each named executive officer’s leadership, strategic contributions, and other relevant performance factors in determining bonus amounts. Accordingly, the relationship between Compensation Actually Paid and Company performance for 2025 reflects the Committee’s assessment of these Company and individual performance factors, rather than the impact of equity awards.

Given the Company’s limited trading history and the absence of equity awards granted during 2025, Compensation Actually Paid for 2025 may not be indicative of long‑term pay‑for‑performance alignment. As the Company continues to mature as a public company, the Compensation Committee expects to incorporate a more robust mix of long‑term incentive vehicles, including the use of performance‑based equity awards and objectives based on advancement of our program services segment strategies, to further strengthen the alignment between executive compensation and the Company’s long‑term financial and operational performance.

DIRECTOR COMPENSATION FOR 2025
In 2025, the Compensation Committee approved the following annual compensation for its non-employee directors:
•an annual retainer of $100,000 that is payable in quarterly installments; and
•A restricted share award in the amount of $65,000 pursuant to the Kestrel Group Plan that vests on the first year of the date of grant.
We also reimburse our directors for reasonable expenses they incur in attending meetings of the Board of Directors or any of its committees. Employee directors received no compensation for service on the Board of Directors or any board committee.
The following table provides the amount of compensation paid to the non-employee directors of the Company for 2025:

Name	Fees Earned or Paid in Cash (1)	Restricted Shares (2)	Total
Joseph Brecher	$75,000	$60,388	$135,388
Erik Cohen	$75,000	$60,388	$135,388
Michael Hotchkiss	$75,000	$60,388	$135,388
Steven H. Nigro	$75,000	$60,388	$135,388
Jeffrey Weissmann	$75,000	$60,388	$135,388
(1)The amounts represent the annual cash retainer paid for Board service and committee meetings.
(2)These amounts represent the aggregate grant date fair value of restricted shares awarded to the directors determined in accordance with ASC 718, as described in "Note 14. Share Compensation and Pension Plans" to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 13, 2026 for the fiscal year 2025.

The following table represents the share awards and options outstanding at December 31, 2025 for each director:

Name of Director	Grant Date Fair Value	Stock Awards (1)	Options Outstanding at December 31, 2025
Joseph Brecher	$60,388	2,337	—
Erik Cohen	$60,388	2,337	—
Michael Hotchkiss	$60,388	2,337	—
Steven H. Nigro	$60,388	2,337	300
Jeffrey Weissmann	$60,388	2,337	—
(1) These restricted shares were issued on September 5, 2025 under the Kestrel Group Plan and scheduled to vest in full on September 5, 2026. The number of restricted shares granted was determined using a volume-weighted average price for the 20 days prior to the date of grant.

Equity Compensation Plan Information (through fiscal 2025)

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,275	$161.98	1,263,268
Equity compensation plans not approved by security holders	—	—	—
Total	4,275	$161.98	1,263,268

Compensation Committee Interlocks and Insider Participation
Mr. Cohen is the chair of our Compensation Committee and the other members of our Compensation Committee are Messrs. Hotchkiss and Nigro. None of the members of our Compensation Committee has been an officer or employee of the Company or had a relationship during 2025 requiring disclosure under Item 404 of Regulation S-K.
From May 27, 2025 through December 31, 2025, no executive officer of the Company served as:
•a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee;
•a director of another entity, one of whose executive officers served on our Compensation Committee; or
•a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as our director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
KILH was the controlling shareholder of Kestrel LLC. In addition, Terry Ledbetter, the Company's Executive Chairman of the Board of Directors and Luke Ledbetter, the Company's Chief Executive Officer were the founding shareholders of KILH. Luke Ledbetter is Terry Ledbetter's son.
The Founding Shareholders of Maiden were Michael Karfunkel, George Karfunkel and Barry Zyskind. Leah Karfunkel (wife of the late Michael Karfunkel) and George Karfunkel are directors of AmTrust, and Barry Zyskind is the chief executive officer and chairman of AmTrust. Leah Karfunkel, George Karfunkel and Barry Zyskind own or control approximately 55.2% of the ownership interests of Evergreen Parent, L.P., the ultimate parent of AmTrust.
The Company (including Maiden) has agreements and transactions with the Founding Shareholders of Maiden, KILH, the founding shareholders of KILH, AmTrust and AmTrust's subsidiaries. Please see the “Notes to Consolidated Financial Statements - Note 10. Related Party Transactions" included under “Item 8. Financial Statements and Supplementary Data" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026, for more information about these relationships and related transactions.

Review, Approval or Ratification of Transactions with Related Persons
The Company has a written Related Person Transactions Policy that requires the Audit Committee to review and approve any transaction in which the Company participates, a Related Person has a direct or indirect material interest, and the amount involved exceeds $120,000. “Related Persons” include directors, director nominees, executive officers, beneficial owners of more than 5% of the Company’s voting securities, and their immediate family members.
Under the policy, directors and executive officers must notify the Chief Legal Officer of any potential Related Person Transaction. If a transaction is determined to fall within the policy, the Audit Committee reviews the material facts and approves the transaction only if it determines that it is in the best interests of the Company and its stockholders. The Audit Committee also has authority to ratify, revise, or terminate any Related Person Transaction that was not pre‑approved.
The policy provides standing pre‑approval for certain categories of transactions, including compensation arrangements for directors and executive officers that are disclosed in the Company’s proxy statement or approved by the Compensation Committee, transactions in which all stockholders receive proportional benefits, and transactions with entities where a Related Person’s interest arises solely from serving as a director or limited partner.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
The core objectives of our executive compensation program are to: (i) attract and retain talented executive officers; (ii) further align the financial interests of our executive officers with those of our shareholders; and (iii) compensate our executive officers based on their overall performance. Under this program, we seek to compensate our named executive officers for the achievement of specific annual, long-term and financial goals, certain non-financial goals, and the realization of increased shareholder value.
We are asking our shareholders to indicate their support for the compensation of our named executive officers, as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at our Annual General Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the “Summary Compensation Table” and other related tables and disclosure.”
The say-on-pay vote is advisory and, therefore, not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3:

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are also providing shareholders with an advisory vote on the frequency with which our shareholders will have an opportunity to vote on, on a non-binding, advisory basis, on named executive officer compensation as provided for in Proposal 2 above. For convenience, in this Proposal 3, the shareholders’ advisory vote provided for in Proposal 2 above is referred to as the “say-on-pay vote”.
The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every three years, every two years, or every year. In addition, shareholders may abstain from voting. The Dodd-Frank Act requires us to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.
The Board believes an annual frequency (i.e., every year) is the optimal frequency for the say-on-pay vote. The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by our shareholders. Shareholders are not voting to approve or disapprove the Board’s recommendation.
Your vote on the frequency of the shareholder vote on the compensation of our named executive officers is advisory and not binding. However, the Board of Directors and the Compensation Committee value the views of shareholders and will take the results of the vote into consideration in determining whether to change the frequency of the shareholder vote on named executive officers' compensation. In accordance with SEC rules, the next advisory vote on frequency is expected to occur at the 2032 Annual General Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR AN ANNUAL FREQUENCY FOR WHICH SHAREHOLDERS SHALL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4:
APPOINTMENT OF INDEPENDENT AUDITORS OF KESTREL GROUP LTD
Under Bermuda law, the appointment of our auditors is a decision to be made by the shareholders. The Audit Committee has recommended that the holders of Common Shares appoint Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives from Grant Thornton LLP will attend the Annual General Meeting and have the opportunity to make a statement if they wish.
Ernst & Young LLP served as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. On April 1, 2026, the Company, through action of the Audit Committee, approved the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm, effective immediately, and approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. This change in the Company's independent registered public accounting firm was previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on April 6, 2026, and is described below.
During the fiscal year ended December 31, 2025 and the subsequent interim period through the date of dismissal, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreements in its report on the Company’s consolidated financial statements for such year and (ii) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Company provided EY with a copy of the Current Report on Form 8-K prior to filing it with the Securities and Exchange Commission (“SEC”) and requested that EY furnish a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company. A copy of EY’s letter, dated April 6, 2026, is filed as Exhibit 16.1 to the Current Report on Form 8-K.
During the fiscal year ended December 31, 2025 and the subsequent interim period prior to engagement, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
Audit and Non-Audit Fees
The following table presents the aggregate fees billed for professional services rendered to us by Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2025 as well as Frazier & Deeter, LLC who also provided audit services for our fiscal year ended December 31, 2025:

2025
Audit Fees (1)	$2,142,371
Audit-Related Fees (2)	—
Tax Fees (3)	192,837
All Other Fees (4)	260,000
Total	$2,595,208
(1)Audit fees relate to professional services rendered in connection with: (i) the integrated audit of our annual financial statements and internal controls over financial reporting; (ii) the reviews of our quarterly consolidated financial statements included in our Form 10-Q quarterly reports and (iii) services performed in connection with filings of registration statements and comfort letters. This included $96,000 billed by Frazier & Deeter, LLC for audit fees during 2025.
(2)Audit-related fees relate to assurance and related services rendered to us that are not classified as audit fees.
(3)Tax fees relate to services rendered to us for tax compliance, tax planning and advice.
(4)All other fees relate to services rendered to us for the statutory actuarial certification.

Pre-Approval Policies and Procedures of the Audit Committee
We and our Audit Committee are committed to ensuring the independence of our auditors, both in fact and in appearance.
Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services, including engagement fees and terms thereof, to be performed for us by the independent auditors, subject to the exceptions for certain non-audit services approved by the Audit Committee prior to the completion of the audit in accordance with Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee must also pre-approve all internal control-related services to be provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level. Any material service not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

The Audit Committee may form and delegate to a subcommittee consisting of one or more members (provided that such person(s) are independent directors) its authority to grant pre-approvals of audit, permitted non-audit services and internal control-related services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee pre-approved all fees in the period following the closing of the Combination from May 27, 2025 through December 31, 2025.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

ADDITIONAL MATTERS
Shareholders' Proposals for the 2027 Annual General Meeting of Shareholders
A proposal by a shareholder intended for inclusion in our proxy materials for the 2027 Annual General Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by our Corporate Secretary, Kestrel Group Ltd, 11 Bermudiana Road, Suite 1141, Hamilton HM 08, Bermuda on or before December 25, 2026 in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2027 Annual General Meeting of Shareholders outside the framework of Rule 14a-8 must be received on or before March 10, 2027 to be considered timely under Rule 14a-4(c)(1). If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the Meeting, in their discretion.
Annual Report and Financial Statements
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including audited financial statements set forth therein, is being sent to all our shareholders with this Notice of Annual General Meeting of Shareholders and Proxy Statement on or about April 24, 2026, and is available online at https://kestrelgroup.com/agm-materials

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

KESTREL GROUP LTD

June 10, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.kestrelgroup.com/agm-materials.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730403000000000000 1 061026

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 4, AND "1 YEAR" IN REGARDS TO PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- O Terry Ledbetter
- O Bradford Luke Ledbetter
- O Joseph Brecher
- O Erik Cohen
- O Michael Hotchkiss
- O Steven Nigro
- O Jeffrey Weissmann

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approval of a non-binding advisory resolution to approve the compensation of certain executive officers	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3. Approval of a non-binding advisory resolution on the frequency (whether annual, biennial or triennial) of the advisory vote to approve executive compensation.	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting and any adjournment, postponement or continuation thereof.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

KESTREL GROUP LTD

Annual General Meeting of Shareholders to be held June 10, 2026

This proxy is solicited on behalf of the Board of Directors

You are encouraged to specify your choices by marking the appropriate boxes. Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted (1) "FOR ALL NOMINEES" in the election of directors of KESTREL GROUP LTD (the "Company") to serve until the next Annual General Meeting; "FOR" Proposals 2 and 4, and "1 YEAR" in regards to Proposal 3.

The undersigned hereby appoints each of Patrick J. Haveron and Elise Clarke as proxies of the undersigned, with full power of substitution, to vote all of the common shares of the Company that the undersigned may be entitled to vote at the Annual General Meeting to be held at the Hamilton Princess & Beach Club, 76 Pitts Bay Road, Hamilton HM 08, Bermuda, on June 10, 2026, at 3:00 p.m. Atlantic Time, and at any adjournment, postponement or continuation thereof; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies' discretion on any other matters that may properly come before the meeting.

Please date, sign and promptly mail in the self-addressed return envelope. Please indicate, following your signature, if you are signing in a representative capacity. If shares are held jointly, both owners must sign.

(Continued and to be signed on the reverse side)

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